EXHIBIT 10.6

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is by and between the undersigned Subscriber identified on the signature page attached hereto (the “Subscriber”) and RMR Industrials, Inc., a Nevada corporation, located at 9301 Wilshire Boulevard, Suite 312 Beverly Hills, CA 90210 (the “Company”).

In connection with a private placement offering (the “Offering”) of _________ shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Shares”) and warrants to purchase up to __________ Shares in substantially the form attached hereto as Exhibit B (the “Warrants”), the Company desires to sell, and the Subscriber desires to purchase the number of Shares set forth on the signature page attached hereto.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Subscription and Purchase.

Section 1.1.          Subscription. Subject to the conditions set forth in Section 2 hereof, the Subscriber hereby subscribes for and agrees to purchase that number of Shares indicated on the signature page hereto on the terms and conditions described herein.

Section 1.2.           Purchase of Shares. The Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for each Share is $15.00 per Share, for an aggregate purchase price as set forth on the signature page hereof (the “Aggregate Purchase Price”). The Subscriber’s delivery of this Agreement shall be accompanied by the completed Confidential Subscriber Questionnaire attached hereto as Schedule A and by payment for the Shares subscribed for hereunder, payable in United States Dollars, by check or by wire transfer and delivered contemporaneously with delivery of this Agreement. The Subscriber and the Company understand and agree that, subject to Section 2 and applicable laws, by the Subscriber’s execution and delivery this Agreement, and by the Company’s receipt thereof together with the completed Confidential Subscriber Questionnaire and payment for the Shares subscribed for hereunder, the Subscriber and the Company are entering into a binding agreement.

Section 1.3.          Delivery of Certificates. The Subscriber hereby authorizes and directs the Company to deliver any certificates or other written instruments representing the Securities to be issued to such Subscriber pursuant to this Agreement to the address indicated on the signature page hereof. Certificates representing the Shares purchased by Subscriber shall be delivered promptly upon the Company’s receipt of this Agreement and the Confidential Subscriber Questionnaire.

Section 1.4.          Warrants. For each Share purchased by the Subscriber, the Company agrees to issue a Warrant exercisable to purchase one Share (the “Warrant Stock” and collectively with the Shares and the Warrants, referred to herein as the “Securities”) at an exercise price of $15.00 per share. The Warrants shall be exercisable in accordance with the terms set forth in the Warrants over the shorter period of: a) one (1) year, or b) the Company Shares are uplisted and traded on either The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Capital Market, the NASDAQ Global Select Market or the NYSE MKT.

Section 2.          Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows:

Section 2.1.          Power and Authority. The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber. The Subscriber is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

Section 2.2.          Exempt Sale. The Subscriber acknowledges that the sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”).

Section 2.3.          Acquisition for Own Account. The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities (this representation and warranty shall in no way limit Subscriber’s right to sell the Securities in compliance with applicable federal and state securities laws).

Section 2.4.          Financial Condition. The Subscriber’s financial condition is such that the Subscriber is able to bear the risk of holding the Securities for an indefinite period of time, the Subscriber has adequate means to provide for the Subscriber’s current financial needs and contingencies, the Subscriber has no need for liquidity in this investment and the Subscriber is able to risk the loss of the Subscriber’s entire investment in the Securities. The Subscriber’s overall commitment to investments that are not readily marketable such as an investment in the Securities is not disproportionate to the Subscriber’s net worth and the Subscriber’s investment in the Securities will not cause such overall commitments to become excessive.

Section 2.5.          Sophistication. The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Subscriber, either alone or together with its Advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the purchase of the Securities, and has so evaluated the merits and risks of such investment. The Subscriber has not authorized any Person to act as its “purchaser representative” (as that term is defined in Regulation D) in connection with purchase of the Securities.

Section 2.6.          Review of Information. The Subscriber acknowledges that it has had access to the documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and has carefully reviewed the same. The Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company and the Securities which the Subscriber has requested or desires to know; and the Subscriber and its Advisors, if any, have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the purchase of the Securities, the business, financial condition, results of operation and prospects of the Company, and any additional information which the Subscriber has requested, and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

Section 2.7.          Evaluation of Risks. The Subscriber has carefully considered the potential risks relating to the Company and a purchase of the Securities, including but not limited to a thorough review of the “Risk Factors” section of the Company’s public filings with the Securities Exchange Commission, and fully understands that the Securities are a speculative investment that involve a high degree of risk of loss of the Subscriber’s entire investment.

Section 2.8.          No Oral Representations. The Subscriber confirms that no oral or written representations or warranties have been made to the Subscriber by the Company or any of its officers, employees, agents, sub-agents, affiliates or advisors, other than any representations of the Company contained herein, and in subscribing for the Securities, the Subscriber is not relying upon any representations other than those contained herein.

Section 2.9.          No Reliance. The Subscriber is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only the Subscriber’s Advisors. Each Advisor, if any, is capable of evaluating the merits and risks of an investment in the Securities.

Section 2.10.         Accredited Investor. The Subscriber has accurately completed the Confidential Subscriber Questionnaire attached hereto and is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

Section 2.11.         Restrictions on Transfer. The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of Subscriber’s purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (as such rule may be amended or superseded by a similar rule or regulation having substantially the same effect, “Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that the Company is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

Section 2.12.         Restrictive Legends. The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) HOLDER CAN ESTABLISH TO THE REASONABLE SATISFACTION OF THE COMPANY (WHICH MAY INCLUDE RECEIPT OF AN OPINION OF COUNSEL FROM THE HOLDER OF SUCH SECURITIES) THAT AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Section 2.13.         Address. The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Agreement is the undersigned’s principal residence, if the Subscriber is an individual, or its principal business address if it is a corporation or other entity.

Section 2.14.         Prohibited Party to Transaction. Neither Subscriber nor any Person who owns an interest in Subscriber (a “Purchaser Party”) is now, or shall be at any time prior to or at the date of closing of the sale of the Securities hereunder, a Person with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories, or a United States Financial Institution as defined in 31 U.S.C. Section 5312, as amended, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, or executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”).

Section 2.15.         Payment of Purchase Price. Subscriber has taken, and shall continue to take until the closing of the sale, such measures as are required by law to assure that the funds used to pay to the purchase price for the Securities are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

Section 2.16.         Money Laundering. To the best of Subscriber’s knowledge, neither Subscriber nor any Purchaser Party, nor any Person providing funds to Subscriber: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as defined below); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section 2.16, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq. (the “Bank Secrecy Act”), the Trading with the Enemy Act, 50 U.S.C. Appendix, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

Section 2.18.         Short Covering. Subscriber will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

Survival. The foregoing representations and warranties of the Subscriber shall survive the closing of the purchase and sale of the Securities.

Section 3.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

Section 3.1.          Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State if Nevada, with the requisite power and authority to own and all requisite licenses, permits and franchises to own, operate, use or lease its properties and assets, to carry on its business as currently conducted and to enter into and perform its obligations under this Agreement.

Section 3.2.          Authorization; Enforcement. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms. Upon the execution and delivery of this Agreement by an authorized representative of the Company, this Agreement will become the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally.

Section 3.3.          Issuance of Securities. The Shares to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement will be duly authorized and validly issued and will be fully paid and non-assessable, free and clear of all liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions imposed by the Company other than restrictions on transfer described in this Agreement.

Section 3.4.          No Conflicts. The execution and delivery and the performance of this Agreement by the Company does not and will not (i) conflict with the Company’s articles of incorporation or bylaws, as amended to date, (ii) conflict with or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound, (iii) result in the creation of any liens upon any of the properties or assets of the Company, or (iv) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii), (iii) or (iv), such as would not reasonably be expected to adversely affect the Company or its operations in a material manner.

Section 3.5.          Proceedings. There is not pending, or, to the knowledge of the Company, threatened, any material action, suit, litigation, arbitration or other proceeding that involves the Company, its business or any of its assets, or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6.          Licenses; Permits. The Company is not in violation of or in default under any governmental licenses, franchises, permits, approvals or other authorizations necessary for the ownership, lease, operation or use of its assets or for the conduct of its business as now conducted.

Section 3.7.          Compliance with Laws. The Company and its business and assets have been and are currently owned, used and operated in substantial compliance in all material respects with all applicable federal, state and local statutes, ordinances, codes, regulations, and other laws.

Section 3.8.          Taxes. Each federal, state and local tax required to have been paid, or claimed by any governmental authority to be payable, by the Company relating to its operations, assets, employees and properties has been duly paid in full on a timely basis. Each federal, state and local tax required to have been withheld or collected by the Company with respect to its operations, assets, employees and properties has been duly withheld and collected, and (to the extent required) each such tax has been paid to the appropriate governmental agency or other party, and no such taxes are owing.

Section 3.9.          Survival. The foregoing representations and warranties of the Company shall survive the closing of the purchase and sale of the Securities.

Section 4.          Indemnification. Each party to this Agreement acknowledges that the such party understands the meaning and legal consequences of the representations and warranties and certifications contained in Section 2 and Section 3 above, as applicable, and that the other party is relying on such representations and warranties in consummating the transactions contemplated by this Agreement. Each party hereby agrees to indemnify and hold harmless the other party and its directors, officers, members, managers, representatives and agents from and against any and all loss, damage and liability due to or arising out of a breach of any representation, warranty or covenant of such party contained in this Agreement.

Section 5.          Expenses. Each of the Subscriber and the Company shall be responsible for their respective fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement.

Section 6.          Miscellaneous.

Section 6.1.         Execution; Counterparts, Binding Effect; Assignment; Integration. This Agreement may be executed in one or more counterparts, which together shall constitute one and the same agreement. Facsimile and electronically imaged signatures shall have the same force and effect as originals. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors and permitted assigns of the parties. The Company may not assign this Agreement without the written consent of Subscriber (other than by merger). Subscriber may assign any or all of its rights under this Agreement to an assignee or transferee of its Securities, provided such assignee or transferee agrees in writing to be bound to the provisions of this Agreement that apply to “Subscriber” with respect to such Securities. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 6.2.          Modifications. No provision of this Agreement may be amended or waived except in a writing signed by both parties (in the case of an amendment) or signed by the party against whom enforcement of any such waived provision is sought (in the case of a waiver).

Section 6.3.          Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and the parties shall use their commercially reasonable best efforts to find and employ an alternative means to achieve substantially the same result as that contemplated by such term, provision or covenant.

Section 6.4.          Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the conflicts of law provisions thereof.

Section 6.5           Attorneys Fees. In the event of any controversy, claim, dispute or suit between the parties affecting or relating to the subject matter or performance of this Agreement or any portion thereof, the prevailing party shall be entitled to recovery from the non-prevailing party of all of its reasonable expenses, including reasonable attorneys’ fees and accountants’ fees and costs.

Section 6.6.          WAIVER OF JURY TRIAL: THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

SIGNATURE PAGE TO RMR INDUSTRIALS, INC. SUBSCRIPTION AGREEMENT

The undersigned Subscriber hereby certifies that he, she or it has received and relied solely upon this Subscription Agreement, including the exhibits hereto, and (ii) agrees to all the terms and makes all the representations set forth in this Subscription Agreement.

Total Subscription Amount:	$
# of Shares (@$15.00 per Share):

Name of Subscriber (Print)	Name of Joint Subscriber (if any) (Print)

Signature of Subscriber (or authorized representative)	Signature of Joint Subscriber (if any)

Capacity of Signatory (authorized representative for entities)

Social Security or Taxpayer Identification Number	Country of Residence (if a non-U.S. Subscriber)

Subscriber Contact Information:

Street Address	Telephone	Fax

City State Zip Code	Email

Name in which Securities should be issued if different than Name of Subscriber above:

Instructions for Delivery of Securities:

☐ Deliver to the address above	☐ Deliver to an alternate address:

The Subscriber certifies under penalty of perjury that (1) the Social Security Number or Taxpayer ID and address provided above is correct, (2) the Subscriber is not subject to backup withholding (unless otherwise noted above) either because he has not been notified that he is subject to backup withholding or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the Subscriber (unless a non-U.S. Subscriber) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR SHARES OF RMR INDUSTRIALS, INC. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED THIS ________ DAY OF ______________________, 2016.

RMR INDUSTRIALS, INC.

By:
Name:
Title: